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                                  United States

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                              Current Change Report



     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                        Commission file number: 000-30382


                          TOPCLICK INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)



         Delaware                                       330755473
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


                        Suite 200, 1636 West 2nd Avenue,
                   Vancouver, British Columbia, Canada V6J 1H4
          (Address of principal executive offices, including zip code)

         Registrant's Telephone No., including area code: (604) 737-1127

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Item 5 - Other Events

As previously disclosed on our website and through press releases, TopClick International, Inc. ("TopClick" or the "Company") has been developing a proprietary privacy site and e-mail system that is designed protect the interests of Internet users from unwanted e-mail messages and other intrusions that affect a person's privacy.

The Company's working capital position has diminished to a point at which the existing development plan would result in cash resources being exhausted by June 30, 2000. The Company has therefore developed a revised operating plan to extend the life of its cash resources. As part of this plan, TopClick terminated 11 of its 15 employees and consultants on April 28, 2000 and incurred severance costs of approximately $8,100. The Company has retained the services of certain key former employees through a management services company owned and operated by a former employee that will take responsibility for paying five of the 11 employees that were terminated. Following the restructuring, TopClick will have nine individuals engaged in development, marketing and administration. TopClick intends to compensate this management company through a combination of cash and stock and to qualify that stock for trading at the earliest opportunity. It is planned that following this restructuring, the Company will have enough working capital to continue operations until October 31, 2000. This period is expected to be long enough for the Company to generate sufficient revenues to offset its operating expenses.

This operating plan is subject to a number of material risks.

Inadequate Working Capital - There can be no assurance that the Company's cash resources will last until October 31, 2000. Unless the Company can raise additional funds, it will have to cease operations.

Commitment of Key Employees and Contractors - There can be no assurance that the revised arrangement will ensure the continued commitment of key individuals. If these individuals were to cease working for the Company it is possible that the Company would be unable to complete development of products services currently being developed. If any of the contractors were to cease working for the Company, there could be a materially adverse impact on the operations of the Company.

Ability of Contractors to Sell the Company's Stock - The success of the revised operating plan is likely to depend on the contractors' ability to sell their stock. In the event that the Company is unable to register the stock, that there is insufficient liquidity to allow the contractors to sell their stock or that there are other barriers to issuing or selling stock, there is a material risk that the contractors may cease working for the company or that they may demand cash compensation. Either of these outcomes would cause a materially adverse impact on the operations of the Company.

Ability to Generate Revenues - The Company does not currently generate revenues and there can be no assurance that the Company will be able to generate sufficient, or any, revenues within the planned six months or at all. Failure to generate sufficient revenues to cover operating expenses would have a materially adverse effect on the operations of the Company.

SIGNATURES


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In accordance with the requirements of the Exchange Act, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California on May 4, 2000.



TopClick International, Inc.,

a Delaware corporation



By: /s/ Chris Lewis
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Its: President